                                                                      EXHIBIT 2


               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of March 25, 1996, among Itron, Inc., a Washington corporation (the "Company"), and the Holders (as defined below).

                                    RECITALS

         A. On February 28, 1992, the Company and certain of the Holders entered into a Registration Rights Agreement consolidating into one agreement various registration rights held by such Holders and extending certain registration rights to NorAm Energy Corp. (formerly Arkla, Inc.) ("NorAm").

         B. The Company is now entering into an Agreement and Plan of Merger, dated as of the date hereof (the "UTS Merger Agreement"), with UTS Acquisition Corporation and Utility Translation Systems, Inc. ("UTS"), pursuant to which the Company will issue to Stuart Edward White, David Courtney Godwin and John A. Smith, Jr. an aggregate of 971,427 shares of Common Stock, of which up to 194,286 shares will have certain registration rights as set forth in this Agreement.

         C. The parties to this Agreement desire to consolidate into one document their previous agreements, to delete references to persons whose registration rights have been eliminated through sales of the Company's Common Stock and to extend certain registration rights to the recipients of Common Stock pursuant to the UTS Merger Agreement as set forth herein.

         D. The parties to this Agreement hereby agree that this Agreement will become effective on and be dated as of the date of the closing of the transactions contemplated by the UTS Merger Agreement and will be of no force and effect should such transactions not be consummated.

                                   AGREEMENT

         Now, therefore, for good and valuable consideration, the adequacy and receipt of which is acknowledged, the parties hereto agree as follows:

         SECTION 1.  CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:



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                  (a) "Commission" shall mean the United States Securities and
Exchange Commission or any other United States federal agency at the time administering the Securities Act.

                  (b) "Form S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

                  (c) "Holder" shall mean any of the parties listed on Schedule A hereto that hold outstanding Registrable Securities which have not been sold to the public, or an assignee or transferee of registration rights from such parties as permitted by Section 9.

                  (d) "Initiating Holders" shall have the meaning set forth in subsection 2.1.1 except that when used in subsections 2.2, 2.4 and 2.5 with respect to a Registration requested by Centra pursuant to subsection 2.1.2, it shall mean Centra, when used in subsections 2.2, 2.4 and 2.5 with respect to a Registration requested by NorAm pursuant to subsection 2.1.3, it shall mean NorAm, and when used in subsections 2.4 and 2.5 with respect to a Registration requested by the UTS Holders pursuant to subsection 2.1.4, it shall mean the UTS Holders.

                  (e) "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (the "Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

                  (f) "Registrable Securities" shall mean (i) all the Common Stock of the Company issued upon conversion of any shares of the Company's Series A Preferred Stock and Series B Preferred Stock; (ii) all the Common Stock of the Company issued or issuable upon the exercise of that certain warrant, dated June 15, 1988, issued pursuant to the Securities Purchase Agreement dated June 15, 1988 with Inter-City Gas Corporation ("ICG"), as at any time amended, by the Company to CHL Holdings, Inc., a subsidiary of ICG, and reissued on June 29, 1990 to ICG Utilities (Canada) Ltd. and on January 21, 1991 to Centra Gas Inc., successors in interest to ICG ("Centra"), as at any time amended; (iii) all the Common Stock of the Company issued or issuable upon the exercise of warrants to purchase shares of the Company's Common Stock acquired from AMRplus Partners, a Research and Development Limited Partnership (the "AMR Warrants"); (iv) all the Common Stock of the Company issued to NorAm pursuant to the terms of the NorAm Merger Agreement; (v) the UTS Registrable Securities; and (vi) all the Common Stock of the Company issued with respect to such shares by reason of stock dividends, stock splits, or combinations, recapitalizations or other similar corporate action.

                  (g) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2 or Section 3, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements



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of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

                  (h) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (i) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

                  (j) "UTS Holder" is defined as any of Stuart Edward White, David Courtney Godwin and John A. Smith, Jr.

                  (k) "UTS Registrable Securities" shall mean (i) the 194,286 shares of Common Stock received by the UTS Holders pursuant to the UTS Merger Agreement that are granted registration rights pursuant to this Agreement and
(ii) all the Common Stock of the Company issued with respect to such shares by reason of stock dividends, stock splits, or combinations, recapitalizations or other similar corporate action; provided, however, in any Registration, the UTS Holders as a group shall be entitled only to sell that number of UTS Registrable Securities equal to the maximum number of shares eligible to be sold pursuant to the Registration, and, absent an agreement among the UTS Holders to the contrary, each UTS Holder shall be entitled only to sell that number of UTS Registrable Securities equal to such maximum number multiplied by a fraction equal to the UTS Registrable Securities held by such UTS Holder divided by the number of UTS Registrable Securities held by all UTS Holders at the time of the filing of such Registration.


         SECTION 2.  DEMAND REGISTRATION

                  2.1      REQUEST FOR REGISTRATION ON FORMS OTHER THAN FORM S-3

                           2.1.1    GENERAL

         Subject to the remainder of this Agreement, in the event that the Company shall receive from Holders of Registrable Securities (the "Initiating Holders") a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering of at least 20% of the then outstanding Registrable Securities having a reasonably anticipated aggregate offering price to the public equal to or greater than $3,000,000 (U.S.), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) as soon as practicable, use its diligent best efforts to effect the prompt Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within 20 days after delivery of written notice from the Company. The Company shall not be obligated to take any action to effect any such registration pursuant to this subsection
2.1.1 within six months after the



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effective date of a Registration initiated by the Company or, except as provided in subsection 2.1.2, after the Company has effected two such Registrations pursuant to this subsection 2.1.1 and such Registrations shall have been declared effective (the "Demand Registrations").

                           2.1.2    CENTRA DEMAND REGISTRATION

         If (a) the Company has effected the Demand Registrations pursuant to subsection 2.1.1 and (b) Centra's participation in the Demand Registrations did not result in a reduction in the number of shares of Registrable Securities that the other Holders of Registrable Securities desired and were allowed to register in the Demand Registrations, then Centra may notify the Company in writing that it requests a Registration pursuant to this subsection 2.1.2; provided, however, that in such Registration Centra must register Registrable Securities owned by it having a reasonably anticipated aggregate offering price to the public equal to or greater than $15,000,000 (U.S.), or, with respect to a Registration in which Centra is registering all its Registrable Securities, $5,000,000 (U.S.). Other Holders of Registrable Securities shall have the right to participate in the Centra Registration hereunder only to the extent that such participation does not preclude Centra from registering in such Registration the total number of Registrable Securities Centra requests in such notification. After receiving Centra's notice, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders stating the terms upon which such Holders can participate in such Registration and (ii) as soon as practicable, use its diligent best efforts to effect the prompt Registration of the Registrable Securities specified in Centra's request, together with any Registrable Securities (subject to the limitations of this subsection 2.1.2) of any Holder joining in such request that are specified in a written request given within 20 days after delivery of written notice from the Company. The Company shall not be obligated pursuant to this subsection 2.1.2 to (a) take any action to effect any Registration within six months after the effective date of a Registration initiated by the Company or (b) effect more than one Registration.

                           2.1.3    NORAM DEMAND REGISTRATIONS

                  Any time during the period commencing six months after the effective date of the Company's initial Registration and ending three years after such effective date, NorAm may notify the Company in writing that it requests a Registration pursuant to this subsection 2.1.3 to Register for sale all of the Registrable Securities owned by it. Other Holders of Registrable Securities shall have the right to participate in the NorAm Registration hereunder only to the extent that such participation does not preclude NorAm from registering in such Registration the total number of Registrable Securities it requests in such notification. After receiving NorAm's notice, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders stating the terms upon which such Holders can participate in such Registration and (ii) as soon as practicable, use its diligent best efforts to effect the prompt Registration of the Registrable Securities specified in NorAm's request, together with any Registrable Securities (subject to the limitations of this subsection 2.1.3) of



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any Holder joining in such request that are specified in a written request given within 20 days after delivery of written notice from the Company. The Company shall not be obligated pursuant to this subsection 2.1.3 to effect more than one Registration for NorAm unless NorAm is unable in such Registration to sell all its Registrable Securities because of the advice of the Underwriter's Representative (as defined in subsection 2.5.2) requiring a limitation of the number of shares of Registrable Securities to be sold by NorAm. In such event, NorAm shall be entitled to two additional Registrations to be effected according to the terms of this subsection 2.1.3, exercisable at least nine months apart, and for the Registration of Registrable Securities owned by NorAm having a reasonably anticipated aggregate offering price to the public equal to or greater than $5,000,000 (U.S.) or such lesser amount equal to the number of shares of Registrable Securities as NorAm shall then own which cannot be sold by NorAm in a transaction pursuant to Rule 144.

                           2.1.4    UTS DEMAND REGISTRATION

         In the event that prior to the expiration of one year from the date of this Agreement the Company does not effect a Registration triggering the rights of the UTS Holders set forth in subsection 3.1.2, or in the event that the Company effects such a Registration or Registrations and the UTS Holders request participation and the extent of the UTS Holders' participation is reduced in accordance with the terms of this Agreement to fewer than 97,143 shares of UTS Registrable Securities, the UTS Holders shall be provided with a demand registration right pursuant to this subsection 2.1.4 with respect to 97,143 shares of the UTS Registrable Securities minus any amount previously sold by the UTS Holders in connection with any Registration or Registrations prior to the time the demand right under this subsection 2.1.4 is exercised. In the event that the Company shall receive, at any time between the date one year from date of this Agreement and the date two years from date of this Agreement, a written request from the UTS Holders that the Company effect a Registration with respect to all or a part of the UTS Registrable Securities referenced in the preceding sentence and having a reasonably anticipated aggregate offering price to the public equal to or greater than $1,500,000 (U.S.), then the Company shall as soon as practicable, use its diligent best efforts to effect the prompt Registration of the UTS Registrable Securities specified in such request. The Company will not be obligated pursuant to this subsection 2.1.4 to
(a) take any action to effect any Registration within six months after the effective date of a Registration initiated by the Company or (b) effect more than one Registration. If the Company shall furnish to the UTS Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for any Registration requested under this subsection
2.1.4 to occur at the time the request is received, the Company shall have the right, exercisable only once, to defer the filing of a Registration Statement with respect to such offering for a period of not more than 60 days from the delivery of the request by the UTS Holders.



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                  2.2      RIGHT OF DEFERRAL OF REGISTRATION ON FORM OTHER THAN
                           FORM S-3

         If the Company shall furnish to all Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for any Registration requested under subsection 2.1 to occur at the time the request is received, the Company shall have the right, exercisable only once in each 12-month period, to defer the filing of a Registration Statement with respect to such offering for a period of not more than 60 days from delivery of the request of the Initiating Holders.

                  2.3      REQUEST FOR REGISTRATION ON FORM S-3

         Subject to the remainder of this Agreement, in the event that the Company receives from Holders a written request that the Company effect any Registration on Form S-3 at a time when the Company is eligible to register securities on Form S-3 for an offering by selling shareholders of Registrable Securities where the aggregate proposed offering price to the public will be at least $500,000 (U.S.), the Company will promptly give written notice of the proposed Registration to all the Holders and will as soon as practicable use its diligent best efforts to effect Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within 20 days after written notice from the Company of the proposed Registration. There shall be no limit on the number of occasions on which the Company shall be obligated to effect registration under this subsection 2.3.

                  2.4      REGISTRATION OF OTHER SECURITIES IN DEMAND
                           REGISTRATION

         Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 2 may, subject to the provisions of subsection 2.5 and Section 8, include other securities of the Company which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in such Registration.

                  2.5      UNDERWRITING IN DEMAND REGISTRATION

                           2.5.1    NOTICE OF UNDERWRITING

         If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2, and the Company shall include such information in the written notice referred to in subsection 2.1.1, 2.1.2, 2.1.3, 2.1.4 or 2.3. The right of any Holder to Registration pursuant to this Section 2 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.



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                           2.5.2            SELECTION OF UNDERWRITER IN DEMAND
                                            REGISTRATION

         The Company shall (together with all holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative (the "Underwriter's Representative") of the underwriter or underwriters selected for such underwriting jointly by a majority of the Registrable Securities being registered by the Initiating Holders and the Company; provided, however, that in the case of a registration pursuant to subsection 2.1.3 in which NorAm is the Initiating Holder, the underwriter or underwriters shall be selected by NorAm subject to the consent of the Company, which consent shall not be unreasonably withheld.

                           2.5.3            INCLUSION OF OTHER HOLDERS IN
                                            DEMAND REGISTRATION

         If the officers or directors of the Company holding Common Stock other than Registrable Securities request inclusion in such Registration, or if holders of securities other than Registrable Securities request and are legally entitled to inclusion in such Registration, the Initiating Holders shall, on behalf of all Holders, offer to such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 2.

                           2.5.4            MARKETING LIMITATION IN DEMAND
                                            REGISTRATION

         In the event the Underwriter's Representative advises the Initiating Holders in writing that market factors require a limitation of the number of shares to be underwritten, the Common Stock (other than Registrable Securities) held by officers or directors of the Company, other than UTS Registrable Securities held by Stuart Edward White,shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all holders of securities which, pursuant to subsection 2.4, would otherwise be underwritten pursuant to this subsection 2.5, and the number of shares of such securities that may be included in the Registration and underwriting shall be allocated among all holders thereof in proportion, as nearly as practicable, to the respective amounts of securities held by such holders at the time of filing the Registration Statement. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders who have requested to have their Registrable Securities included in the Registration, and the number of Registrable Securities that may be included in the Registration shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement; provided, however, that in a Registration pursuant to subsection 2.1.2, all Holders except Centra shall be subject to such proportional reduction and the Registrable Securities of Centra shall not be reduced unless



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there shall be no other Holders participating in such Registration, in a
Registration pursuant to subsection 2.1.3, all Holders except NorAm shall be subject to such proportional reduction and the Registrable Securities of NorAm shall not be reduced unless there shall be no other Holders participating in such Registration, and in a Registration pursuant to subsection 2.1.4, all Holders except the UTS Holders shall be subject to such proportional reduction and the Registrable Securities of the UTS Holders shall not be reduced unless there shall be no other Holders participating in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this subsection 2.5.4 shall be included in such Registration Statement.

                           2.5.5            RIGHT OF WITHDRAWAL IN DEMAND
                                            REGISTRATION

         If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter, and the Initiating Holders delivered at least one day before the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

                           2.5.6            INCLUSION OF THE COMPANY'S
                                            SECURITIES IN DEMAND REGISTRATION

         If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include securities for its own account in such registration and underwriting if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such Registration and underwriting will not thereby be limited.

                  2.6      BLUE SKY IN DEMAND REGISTRATION

         In the event of any Registration pursuant to this Section 2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall be requested by the Underwriter's Representative and reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, (ii) the Company shall not be required to Register or qualify the securities covered by the Registration Statement in any jurisdiction which requires, as a condition of such Registration or qualification, escrow of securities of the Company held by founders, officers, directors or employees of the Company, and (iii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a nonwaivable requirement that expenses incurred in connection with the



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qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by the selling shareholders.

                  2.7      EXCLUSION FROM DEMAND REGISTRATION

         Notwithstanding any other provision of this Agreement to the contrary,
(i) Holders of securities that are Registrable Securities from the exercise of AMR Warrants shall have no demand registration rights with respect to such securities pursuant to this Section 2, but shall be entitled only to piggyback registration rights as provided in Section 3, and such securities shall not be counted as Registrable Securities for purposes of this Section 2, and (ii) except for those demand rights specifically set forth in Section 2.1.4, UTS Holders of UTS Registrable Securities shall have no demand registration rights with respect to such securities pursuant to this Section 2 (including pursuant to subsection 2.1.1 and subsection 2.3).

         SECTION 3.  PIGGYBACK REGISTRATION

                  3.1      NOTICE OF PIGGYBACK REGISTRATION AND INCLUSION OF
                             REGISTRABLE SECURITIES

                           3.1.1    GENERAL PIGGYBACK RIGHTS

         Subject to the remainder of this Agreement and subsection 3.1.2 below, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving Registrable Securities, the Company will (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company then intends to attempt to qualify such securities under the applicable "blue sky" or other state securities laws) and
(ii) include in such Registration (and any related qualification under state securities or "blue sky" laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 20 days after delivery of such written notice from the Company.

                           3.1.2    LIMITATION OF UTS PIGGYBACK RIGHTS

         To the extent that the UTS Holders elect to participate in a Registration referenced in subsection 3.1.1, the number of UTS Registrable Securities for which the UTS Holders may request registration is limited by this subsection 3.1.2. If the Registration referenced by subsection 3.1.1 is filed prior to the expiration if one year from the date of this Agreement, the UTS Holders may only request registration of a total of 97,143 shares of the UTS Registrable Securities. If the Registration referenced in subsection 3.1.1 is filed between the date one year from the date of this Agreement and the date two years from the date of this Agreement, the UTS Holders may only request registration for the greater of (i) 97,143 shares of the UTS Registrable Securities and (ii) 194,286 shares of the UTS Registrable



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Securities minus any amount previously sold upon the exercise of registration rights contained in subsection 2.1.4 or this subsection 3.1. The UTS Holders shall not be provided the opportunity to participate in any Registration effected (i) during the period prior to the issuance of financial statements reporting 30 days' combined operations of UTS and the Company or (ii) after the date two years from the date of this Agreement. In addition, the Company shall have no obligation to register any Registrable Securities on behalf of the UTS Holders pursuant to this subsection 3.1 unless such securities have a reasonably anticipated aggregate offering price to the public equal to or greater than $100,000 (U.S.).

                  3.2      UNDERWRITING IN PIGGYBACK REGISTRATION

                           3.2.1            NOTICE OF UNDERWRITING IN PIGGYBACK
                                            REGISTRATION

         If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection
3.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 3. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering.

                           3.2.2            MARKETING LIMITATION IN PIGGYBACK
                                            REGISTRATION

         In the event the Underwriter's Representative advises the Company that market factors require a limitation of the number of shares to be underwritten, the Underwriter's Representative may (subject to the allocation priority set forth in subsection 3.2.3) exclude those Registrable Securities in excess of 10% of the shares to be Registered.

                           3.2.3            ALLOCATION OF SHARES IN PIGGYBACK
                                            REGISTRATION

         In the event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to subsection 3.2.2, the number of shares to be included in such Registration shall be allocated (subject to subsection 3.2.2) in the following manner. The shares (other than Registrable Securities) held by officers and directors of the Company, other than UTS Registrable Securities held by Stuart Edward White,shall be excluded from such registration and underwriting to the extent required by such limitation. If a limitation on the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting shall be allocated among all other holders thereof in proportion, as nearly as practicable, to the respective amounts of securities



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(including Registrable Securities) which such holders, absent any such limitation, would otherwise be entitled to include in such Registration.

                           3.2.4            WITHDRAWAL IN PIGGYBACK REGISTRATION

         If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least one day prior to the effective date of the Registration Statement. The Registrable Securities so withdrawn shall also be withdrawn from the Registration Statement.

                  3.3      BLUE SKY IN PIGGYBACK REGISTRATION

         In the event of any Registration of Registrable Securities pursuant to this Section 3, the Company will exercise its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall be requested by the Underwriter's Representative and reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a nonwaivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

         SECTION 4.  EXPENSES OF REGISTRATION

         All Registration Expenses incurred in connection with all Registrations pursuant to Section 2 (other than a Registration on Form S-3 or a Registration pursuant to subsection 2.1.4) and all Registrations pursuant to
Section 3 shall be borne by the Company. All Registration Expenses incurred in connection with any registration, qualification, or compliance pursuant to a Registration on Form S-3 or pursuant to a Registration pursuant to subsection
2.1.4 shall be apportioned among the Company and the Holders of the securities so Registered on the basis of the number of shares so Registered by the Company and such Holders. All Selling Expenses shall be borne by the Holders of the securities Registered pro rata on the basis of the number of shares Registered.

         SECTION 5.  REGISTRATION PROCEDURES

         The Company will keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (i) use its best efforts to keep such Registration effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first



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occurs; and (ii) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request.

         SECTION 6.  INFORMATION FURNISHED BY HOLDER

         It shall be a condition precedent to the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

         SECTION 7.  INDEMNIFICATION

                  7.1      THE COMPANY'S INDEMNIFICATION OF HOLDERS

         To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, each legal counsel and independent accountant for such Holder, and each person controlling such Holder, with respect to which qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, and liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document or upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance. The Company will reimburse each such Holder, each of its officers, directors and constituent partners, legal counsel and independent accountants, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this subsection 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld) and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, legal counsel, independent accountant or controlling person and stated to be for use in connection with the offering of securities of the Company; provided, however, that the obligations of the Company hereunder shall be limited to an amount equal to the proceeds of the Registrable Securities sold in such Registration, qualification or compliance.

                  7.2      HOLDER'S INDEMNIFICATION OF THE COMPANY

         To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and constituent partners and each person controlling such other Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold in such Registration, qualification or compliance.

                  7.3      INDEMNIFICATION PROCEDURE

         Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any such suit and retain such counsel and if the indemnified party reasonably determines that a conflict exists between the indemnifying party and the indemnified party in such defense, the indemnifying party shall pay the reasonable fees and expenses of one additional counsel with respect to each such suit retained by the indemnified party selected by the indemnified party (which selection shall be made by a majority in interest of the indemnifying Holders in the case of the Holders) and reasonably satisfactory to the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 7.

         SECTION 8.  LIMITATIONS ON REGISTRATION RIGHTS GRANTED TO OTHER
                     SECURITIES

         From and after the date of this Agreement, the Company shall not, without the written consent of Holders of at least 66-2/3% of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that such holder or prospective holder may require the Company to initiate any Registration of any securities of the Company; provided, however, that this Section 8 shall not limit the right of the Company to enter into an agreement with any holder or prospective holder of any securities of the Company that upon any registration of any of its securities, the Company will include among the securities which it then registers securities owned by such holder; and provided, further, that nothing in this Section 8 or this Agreement shall prohibit or limit the right of a holder of Common Stock of the Company to Register or sell its shares of Common Stock.

         SECTION 9.  TRANSFER AND TERMINATION OF REGISTRATION RIGHTS

         The rights to cause the Company to Register securities granted by the Company under this Agreement to the Holders may be assigned by them to a transferee or assignee of any Registrable Securities not sold to the public; provided, however, that (i) such transferee or assignee acquires record or beneficial ownership of not less than 100,000 of the shares of Registrable Securities, (ii) NorAm may not transfer or assign any rights under this Agreement except in connection with the sale or transfer by NorAm of all Registrable Securities issued to it if such sale or transfer is in compliance with the restrictions on a sale or transfer set forth in the NorAm Merger Agreement but only if such restrictions are applicable at the time of the sale or transfer and (iii) the rights of the UTS Holders under this Agreement are not transferable. Notwithstanding any other provision of this Agreement; the rights of the Holders, other than the UTS Holders, to cause the Company to Register Registrable Securities under this Agreement shall terminate in all respects ten years after the date of the closing of the Company's first Registration. The rights of the UTS Holders to cause the Company to Register UTS Registrable Securities under this Agreement shall terminate in all respects two years from the date of this Agreement.

         SECTION 10.  SUCCESSORS AND ASSIGNS

         Subject to the limitations of Section 9, this Agreement shall bind and inure to the benefit of the Company, the Holders and their respective successors and assigns.

         SECTION 11.  ENTIRE AGREEMENT

         This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings with respect thereto.

         SECTION 12.  NOTICES

         All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below, or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  (a)      If to the Company:

                           Itron, Inc.
                           2818 N. Sullivan Rd.
                           P.O. Box 15288
                           Spokane, WA  99215
                              Attention: President

                  (b) If to the Holders, at their respective addresses set forth on Schedule A hereto.

         SECTION 13.  CHANGES

         The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Company and the Holders of 66-2/3% of the Registrable Securities then outstanding. Notwithstanding the foregoing, in no event may subsection 2.1.3 of this Agreement be amended without the written consent of NorAm, nor may subsections 2.1.4, 1(j) and (k) and 3.1.2 of this Agreement be amended without the written consent of the UTS Holders holding a majority of the UTS Registrable Securities then outstanding. In addition, in no event may the portions of subsections 1(d) and (f), 2.5.4, 2.7, 3.2.3, 4, 9 and 13 of this Agreement that specifically refer and relate to the UTS Holders, and not all Holders, be amended without the written consent of the UTS Holders holding a majority of the UTS Registrable Securities then outstanding.

         SECTION 14.  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 15.  HEADINGS

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         SECTION 16.  GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Registration Rights Agreement as of the date set forth above.

                  Company:                   ITRON, INC.


                                             /s/ Johnny M. Humphreys
                                             ----------------------------------
                                             Johnny M. Humphreys, President


                  Holders:                   NORAM ENERGY CORP.


                                             By /s/ Michael B. Bracy
                                             ----------------------------------
                                                Its Executive Vice President


                                             BG HOLDINGS, INC.


                                             By
                                             ----------------------------------
                                                Its
                                                   -------------------------


                                             CENTRA GAS INC.


                                             By /s/ Graham M. Wilson
                                             ----------------------------------
                                                Its
                                                   -------------------------

                                             KPL LIMITED PARTNERS, INC.


                                             By
                                             ----------------------------------
                                                Its
                                                   ------------------------


                                             SOUTHERN ELECTRIC plc


                                             By
                                             ----------------------------------
                                                Its
                                                   -------------------------


                                             /s/ Stuart Edward White
                                             ----------------------------------
                                             Stuart Edward White


                                             /s/ David C. Godwin
                                             ----------------------------------
                                             David C. Godwin


                                             /s/ John A. Smith, Jr.
                                             ----------------------------------
                                             John A. Smith, Jr.

                                   SCHEDULE A



NorAm Energy Corp.
Attn: Michael B. Bracy
P.O. Box 2628
Houston, TX  77252

BG Holdings, Inc.
Attn:  Cynthia Masters
1100 Louisiana St., Suite 2500
Houston, Texas  77002

Centra Gas Inc.
Attn:  Mr. Graham M. Wilson
Suite 3400, Park Place
666 Burrard St.
Vancouver, BC  V6C 3M8, Canada

KPL Limited Partners, Inc.
c/o Astra Resources
Attn:  Mr. Bob Cline
1021 Main Street, Suite 1270
Houston, TX  77002

Southern Electric plc
Attn:  Mr. Stuart Broomfield
Littlewick Green, Maidenhead
Berkshire SL6 3QB
England

Stuart Edward White
1116 Silver Oaks Court
Raleigh, NC  27614

David C. Godwin
7016 North Ridge Drive
Raleigh, NC  27615

John A. Smith, Jr.
800 Lake Forest Drive
Raleigh, NC  27615

                                                                 EXHIBIT 10.11

                     PARTIES TO INDEMNIFICATION AGREEMENTS

MariLyn R. Blair
Michael B. Bracy
Jemima G. Brennan
Jon E. Eliassen
Robert A. Frati
Richard G. Geiger
Johnny M. Humphreys
Klaus O. Huschke
Keith N. Hylton
Michael J. O'Callaghan
Larry A. Panattoni
Paul A. Redmond
Graham M. Wilson
Robert D. Neilson
Ted C. DeMerritt
Mary Ann Peters
Russell E. Vanos
Carl R. Aron
David G. Remington
Stuart Edward White
LeRoy W. Nosbaum
Douglas C. Ralphs
J. Michael Quinlivan